Exhibit 99.1

www.centex.com P.O. Box 199000 Dallas, Texas 75219-9000 2728 North Harwood Dallas, Texas 75201-1516 Phone: (214) 981-5000
N e w s R e l e a s e

FOR IMMEDIATE RELEASE
For additional information, contact at (214) 981-5000:
Matthew G. Moyer, Vice President – Investor Relations
Ken Smalling, Director – External Communications
http://www.centex.com
CENTEX REPORTS THIRD QUARTER RESULTS
DALLAS — January 23, 2007: Centex Corporation (NYSE: CTX), today reported financial results for its third fiscal quarter ended December 31, 2006.
Highlights of the quarter ended December 31, 2006 (compared to last year’s third quarter):
•	Total revenues decreased 7% to $3.28 billion

•	Home closings decreased 12% to 8,360

•	Housing gross margin decreased 990 bp to 19.7%

•	Loss from continuing operations was $1.96 per diluted share

•	Unit backlog declined 32% on a decrease in sales (orders) of 24%
     Tim Eller, Centex Corporation chairman and CEO, said, “This was certainly a challenging quarter. But our aggressiveness in responding to the current housing environment is showing positive tangible results in our operations. In the quarter we produced positive cash flow while making reductions in lots owned and controlled. Moving forward, we’re focused on generating cash, reducing costs and strengthening our balance sheet so we are well positioned when market conditions improve.”
HOME BUILDING
     Fiscal 2007’s third quarter revenues were $2.59 billion, 14% lower than the same quarter last year. Home building reported an operating loss of $292 million for the quarter, after the write off of $138 million of option deposits and land pre-acquisition costs and $297 million of land valuation adjustments, including $97 million from joint ventures. Housing operating earnings (housing revenues less housing cost of sales and SG&A) were $76 million, driven lower by a 12% decrease in closings to 8,360 homes and increased sales incentives. The margin from housing operations was 3.0% in this year’s third quarter. The home building operating margin for the quarter, as reported, was a negative 11.3%, primarily a result of the land valuation adjustments.
     For the current nine months, revenues were $7.90 billion, 5% lower than the same period last year. Reported home building operating earnings were $114 million for the nine-month period this year, 91% below the year-ago period.

Centex Corporation, Page 2 of 3
OTHER BUSINESSES
Financial Services
     Operating earnings from Financial Services totaled $16 million for the third quarter of fiscal 2007, 21% lower than the same quarter a year ago. CTX Mortgage originated loans for 80% of Centex Homes’ buyers during the third quarter, up 5 percentage points versus last year’s third quarter. Centex’s Financial Services operations provide Centex home buyers with a streamlined home-closing and settlement process, key to ensuring customer satisfaction and quality.
Construction Services
     Operating earnings from Construction Services were $11 million for the third quarter this year, resulting in an operating margin of 1.8%, up 20 basis points from last year’s third quarter. New contracts for the quarter were approximately $585 million, up 5% from last year’s third quarter, increasing the backlog of uncompleted construction contracts at December 31, 2006 to $2.94 billion.
OUTLOOK
     Taking into consideration its current backlog and the uncertainty of the current housing market conditions, Centex’s full fiscal year 2007 earnings guidance is now approximately $0.25 per fully diluted share from continuing operations. This guidance is inclusive of about $3.50 per share of land inventory adjustments and option walk-away costs as well as an approximately $0.50 per share increase in the company’s tax reserve. Centex’s guidance for its fourth fiscal quarter ending March 31, 2007 is for approximately break-even earnings from continuing operations. This guidance includes an estimate that there will be approximately $0.65 per share of option walk-away costs.
NON-GAAP FINANCIAL MEASURES
     Explanations of non-GAAP financial measures used in this press release and the accompanying attachments, and reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures, are given in the applicable attachments.
     Centex’s senior management will conduct a conference call to discuss the third quarter fiscal year 2007 financial results at 10 a.m. Eastern Time (9 a.m. Central Time) on Wednesday, January 24. The conference call, accompanied by a slide presentation, will be webcast simultaneously on the Centex Web site at http://www.centex.com. A replay of the call, as well as the presentation, will be archived on that site.
# # #
Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Centex is discussing its beliefs, estimates or expectations. Such statements include projections, forecasts, and plans and objectives of management for future operations and operating and financial performance, as well as any related assumptions. These statements are not historical facts or guarantees of future performance but instead represent only Centex’s belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of Centex’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. These risks and uncertainties are described in greater detail in Centex’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2006 (including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), as well as recent Quarterly Reports on Form 10-Q and Current
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Centex Corporation, Page 3 of 3
Reports on form 8-K, which are on file with the SEC and may be obtained free of charge through the Web site maintained by the SEC at http://www.sec.gov. The factors discussed in these reports include, but are not limited to, changes in national or regional economic or business conditions, including employment levels and interest rates, competition, customer cancellations, shortages or price changes in raw materials or labor, and other factors that could affect demand for our homes, mortgage loans or construction services or the profitability of our operations. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. Centex makes no commitment, and disclaims any duty, to update or revise any forward-looking statement to reflect future events or changes in Centex’s expectations.
NOTE ATTACHMENTS:
(1) Revenues and Earnings by Lines of Business
(2) Condensed Consolidated Balance Sheets
(3) Condensed Consolidated Cash Flows
(4) Supplemental Home Building Data
(5) Housing Activity by Geographic Area
(6) Housing Activity Dollar Values by Geographic Area
(7) Supplemental Financial Services Data
(8) Supplemental Financial Data
(9) Reconciliation of Housing/Home Building Operating Earnings

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Attachment 1
Centex Corporation and Subsidiaries
Revenues and Earnings by Lines of Business
(Dollars in thousands, except per share data)

	Quarter Ended			Nine Months Ended
	December 31,			December 31,
	(unaudited)			(unaudited)
	2006	2005 (B)	Change	2006	2005 (B)	Change
Revenues
Home Building	$2,587,251	$3,003,650	(14%)	$7,895,135	$8,291,236	(5%)
Financial Services (A)	107,577	112,855	(5%)	350,896	343,725	2%
Construction Services	600,721	402,927	49%	1,648,357	1,160,904	42%
Other (Including Intersegment Eliminations)	(11,099)	5,713	(294%)	(13,724)	53,570	(126%)

Total	$3,284,450	$3,525,145	(7%)	$9,880,664	$9,849,435	—%

Operating Earnings (Loss)
Home Building	$(292,181)	$504,923	(158%)	$113,664	$1,304,463	(91%)
Financial Services (A)	16,496	21,000	(21%)	65,747	63,543	3%
Construction Services	10,650	6,466	65%	27,498	13,192	108%
Other (Including Intersegment Eliminations)	(655)	(2,558)	74%	(2,931)	(8,206)	64%

Total Operating Earnings (Loss)	(265,690)	529,831	(150%)	203,978	1,372,992	(85%)

Corporate General Expenses	(22,600)	(26,775)		(67,575)	(70,935)
Interest Expense	—	(3,009)		—	(8,705)

Earnings (Loss) from Continuing Operations Before Income Taxes	(288,290)	500,047	(158%)	136,403	1,293,352	(89%)

Income Taxes	52,910	(186,835)		(109,738)	(448,102)

Earnings (Loss) from Continuing Operations	(235,380)	313,212	(175%)	26,665	845,250	(97%)

Earnings from Discontinued Operations, net (A)	7,234	16,132		42,846	52,294

Net Earnings (Loss)	$(228,146)	$329,344	(169%)	$69,511	$897,544	(92%)

Earnings (Loss) Per Share — Basic
Earnings (Loss) per Share — Continuing Operations	$(1.96)	$2.47	(179%)	$0.22	$6.61	(97%)
Earnings (Loss) per Share — Discontinued Operations	0.06	0.13		0.36	0.41

Earnings (Loss) Per Share — Basic	$(1.90)	$2.60	(173%)	$0.58	$7.02	(92%)

Earnings (Loss) Per Share — Diluted
Earnings (Loss) per Share — Continuing Operations	$(1.96)	$2.37	(183%)	$0.22	$6.31	(97%)
Earnings (Loss) per Share — Discontinued Operations	0.06	0.12		0.34	0.39

Earnings (Loss) Per Share — Diluted	$(1.90)	$2.49	(176%)	$0.56	$6.70	(92%)

Average Shares Outstanding:
Basic	119,935,522	126,572,663	(5%)	120,507,675	127,933,898	(6%)
Diluted (C)	119,935,522	132,077,763	(9%)	124,524,863	133,954,277	(7%)

(A)	Financial Services excludes the Centex Home Equity operations which were sold in July, 2006 and are reflected in discontinued operations.

(B)	Certain prior year items have been reclassified to conform to current period classifications.

(C)	Because of the net losses for the quarter, no dilutive effects are attributed to outstanding stock options and other equivalents, so both basic and diluted shares and EPS are the same.

Attachment 2
Centex Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in millions)
(unaudited)

	Centex Corporation and Subsidiaries		Centex Corporation (A)		Financial Services
	December 31,	March 31,	December 31,	March 31,	December 31,	March 31,
	2006	2006	2006	2006	2006	2006
Assets
Cash -
Unrestricted	$60	$47	$51	$37	$9	$10
Restricted	179	135	53	71	126	64
Receivables -
Residential Mortgage Loans Held for Sale	1,989	2,130	—	—	1,989	2,130
Other Receivables	652	704	597	660	55	44
Inventories -
Homebuilding	9,820	8,828	9,820	8,828	—	—
Land Held Under Option Agreements not Owned	375	818	375	818	—	—
Other	12	12	6	6	6	6
Investments	234	310	365	965	—	—
Property and Equipment, net	132	183	114	161	18	22
Goodwill	220	219	211	207	9	12
Deferred Charges and Other Assets	588	469	556	430	32	39
Assets of Discontinued Operations	—	7,510	—	—	—	7,510

	$14,261	$21,365	$12,148	$12,183	$2,244	$9,837

Liabilities and Stockholders’ Equity
Accounts Payable and Accrued Liabilities	$2,759	$2,760	$2,646	$2,658	$100	$93
Debt -
Non-Financial Services	4,309	3,982	4,309	3,982	—	—
Financial Services	1,999	2,077	—	—	1,999	2,077
Liabilities of Discontinued Operations	—	7,002	—	—	—	7,002
Minority Interests	293	532	292	531	1	1
Stockholders’ Equity	4,901	5,012	4,901	5,012	144	664

	$14,261	$21,365	$12,148	$12,183	$2,244	$9,837

(A)	In the supplemental data presented above, “Centex Corporation” represents the consolidation of all subsidiaries other than those included in Financial Services. Transactions between Centex Corporation and Financial Services have been eliminated from the Centex Corporation and Subsidiaries balance sheets. We present the consolidating information shown above and believe that it is useful to investors because it enables them to compare our homebuilding operations more readily to the businesses of other homebuilding companies that do not have significant financial services operations. We also believe that separate disclosure of the consolidating information is appropriate because: the Financial Services subsidiaries operate in a distinctly different financial environment that generally requires significantly less equity to support their higher debt levels compared to the operations of our other subsidiaries; the Financial Services subsidiaries have structured their financing programs substantially on a stand-alone basis; and Centex Corporation has limited obligations with respect to the indebtedness of its Financial Services subsidiaries. Management uses this information in its financial and strategic planning.

Attachment 3
Centex Corporation and Subsidiaries
Condensed Consolidated Cash Flows
(Dollars in millions)
(unaudited)

	Centex Corporation and Subsidiaries (A)		Centex Corporation (B)		Financial Services (A)
	For the Nine Months Ended December 31,		For the Nine Months Ended December 31,		For the Nine Months Ended December 31,
	2006	2005	2006	2005	2006	2005
Cash Flows — Operating Activities
Net Earnings	$70	$898	$70	$898	$84	$89
Adjustments -
Depreciation and Amortization	43	49	36	36	7	13
Other Noncash Adjustments	546	(14)	1,088	(8)	(31)	(70)
Decrease in Loans Held for Sale	141	48	—	—	141	48
(Increase) Decrease in Inventories	(1,456)	(2,274)	(1,456)	(2,275)	—	1
Other Operating Activities	(66)	224	16	283	(106)	6

	(722)	(1,069)	(246)	(1,066)	95	87

Cash Flows — Investing Activities
Increase in Loans Held for Investment	(292)	(912)	—	—	(292)	(912)
Other Investing Activities	434	124	(3)	71	462	(12)

	142	(788)	(3)	71	170	(924)

Cash Flows — Financing Activities
Increase in Short-Term Debt, net	294	1,782	179	389	115	1,393
Issuance of Long-Term Debt, net	522	114	308	645	214	(531)
Other Financing Activities	(224)	(461)	(224)	(461)	(596)	(25)

	592	1,435	263	573	(267)	837

Effect of Exchange Rate on Cash	—	(2)	—	(2)	—	—

Net Increase (Decrease) in Cash and Cash Equivalents	12	(424)	14	(424)	(2)	—
Cash and Cash Equivalents at Beginning of Period	48	503	37	490	11	13

Cash and Cash Equivalents at End of Period	$60	$79	$51	$66	$9	$13

(A)	Beginning and ending cash balances include cash from the discontinued operations of Financial Services’ Home Equity operations — approximately $1 million as of March 31, 2006 and 2005 and as of December 31, 2005.

(B)	In the supplemental data presented above, “Centex Corporation” represents the consolidation of all subsidiaries other than those included in Financial Services. Transactions between Centex Corporation and Financial Services have been eliminated from the Centex Corporation and Subsidiaries cash flows. We present the consolidating information shown above and believe that it is useful to investors because it enables them to compare our homebuilding operations more readily to the businesses of other homebuilding companies that do not have significant financial services operations. We also believe that separate disclosure of the consolidating information is appropriate because: the Financial Services subsidiaries operate in a distinctly different financial environment that generally requires significantly less equity to support their higher debt levels compared to the operations of our other subsidiaries; the Financial Services subsidiaries have structured their financing programs substantially on a stand-alone basis; and Centex Corporation has limited obligations with respect to the indebtedness of its Financial Services subsidiaries. Management uses this information in its financial and strategic planning.

Attachment 4
Centex Corporation and Subsidiaries
Supplemental Home Building Data
(Dollars in thousands, except per unit data)
(unaudited)

	Quarter Ended December 31,				Nine Months Ended December 31,
	2006		2005		2006		2005
HOME BUILDING

Revenues — Housing	$2,516,089	100.0%	$2,956,351	100.0%	$7,679,986	100.0%	$8,030,378	100.0%
Cost of Sales — Housing	(2,020,158)	(80.3%)	(2,080,742)	(70.4%)	(5,854,303)	(76.2%)	(5,676,908)	(70.7%)

Gross Margin — Housing	495,931	19.7%	875,609	29.6%	1,825,683	23.8%	2,353,470	29.3%

Revenues — Land Sales & Other	71,162		47,299		215,149		260,858
Cost of Sales — Land Sales & Other	(392,758)		(45,560)		(662,605)		(196,115)

Gross Margin — Land Sales & Other	(321,596)		1,739		(447,456)		64,743

Total Gross Margin	174,335	6.7%	877,348	29.2%	1,378,227	17.5%	2,418,213	29.2%

Selling, General & Administrative	(420,351)	(16.2%)	(421,327)	(14.0%)	(1,228,087)	(15.6%)	(1,181,024)	(14.2%)

Other Income (Expense) (A)	(46,165)	(1.8%)	48,902	1.6%	(36,476)	(0.5%)	67,274	0.7%

Operating Earnings (Loss)	$(292,181)	(11.3%)	$504,923	16.8%	$113,664	1.4%	$1,304,463	15.7%

Units Closed	8,360		9,504		25,203		26,896

Average Unit Sales Price	$300,968		$311,064		$304,725		$298,571
% Change	(3.2%)		15.2%		2.1%		13.9%

Operating Earnings (Loss) per Unit	$(34,950)		$53,127		$4,510		$48,500
% Change	(165.8%)		23.1%		(90.7%)		32.1%

Average Neighborhoods	699		635		686		618
% Change	10.1%		6.2%		11.0%		6.4%

(A)	Other Income (Expense) includes earnings (loss) from unconsolidated entities.
LOT POSITION

	As of December 31,
	2006	2005	Change
Lots Owned and Controlled:

Lots Owned	104,186	106,595	(2%)

Lots Controlled	81,891	187,126	(56%)

Total	186,077	293,721	(37%)

Attachment 5
Centex Corporation and Subsidiaries
Supplemental Home Building Data
Housing Activity (Units) by Geographic Area
(Unaudited)

	Closings
	Quarter Ended December 31,			Nine Months Ended December 31,
	2006	2005	Change	2006	2005	Change
Mid-Atlantic	1,604	1,809	(11%)	4,982	5,103	(2%)
Southeast	1,265	1,639	(23%)	4,008	4,725	(15%)
Midwest	1,261	1,667	(24%)	4,217	4,994	(16%)
Southwest	2,558	2,760	(7%)	7,225	7,366	(2%)
West Coast	1,672	1,629	3%	4,771	4,708	1%

	8,360	9,504	(12%)	25,203	26,896	(6%)

	Sales (Orders) Backlog
	As of December 31,
	2006	2005	Change
Mid-Atlantic	2,066	3,367	(39%)
Southeast	2,561	5,156	(50%)
Midwest	2,052	3,074	(33%)
Southwest	3,788	4,683	(19%)
West Coast	2,934	3,515	(17%)

	13,401	19,795	(32%)

	Sales (Orders)
	Quarter Ended December 31,			Nine Months Ended December 31,
	2006	2005	Change	2006	2005	Change
Mid-Atlantic	1,209	1,341	(10%)	3,975	5,048	(21%)
Southeast	627	1,350	(54%)	2,453	4,875	(50%)
Midwest	909	1,369	(34%)	3,514	4,756	(26%)
Southwest	1,971	2,581	(24%)	6,919	8,361	(17%)
West Coast	1,423	1,487	(4%)	4,356	5,062	(14%)

	6,139	8,128	(24%)	21,217	28,102	(25%)

Attachment 6
Centex Corporation and Subsidiaries
Supplemental Home Building Data
Housing Activity (Values) by Geographic Area
(Unaudited)

	Housing Revenues — Closings
	(Dollars in thousands)
	Quarter Ended December 31,			Nine Months Ended December 31,
	2006	2005	Change	2006	2005	Change
Mid-Atlantic	$516,038	$634,095	(19%)	$1,631,032	$1,713,464	(5%)
Southeast	380,257	476,911	(20%)	1,187,678	1,336,313	(11%)
Midwest	285,306	377,374	(24%)	956,833	1,097,740	(13%)
Southwest	533,416	544,375	(2%)	1,506,472	1,371,185	10%
West Coast	801,072	923,596	(13%)	2,397,971	2,511,676	(5%)

	$2,516,089	$2,956,351	(15%)	$7,679,986	$8,030,378	(4%)

	Sales (Orders) Backlog Value
	(Dollars in thousands)
	As of December 31,
	2006	2005	Change
Mid-Atlantic	$665,833	$1,236,973	(46%)
Southeast	845,594	1,659,752	(49%)
Midwest	494,704	711,139	(30%)
Southwest	837,902	1,146,650	(27%)
West Coast	1,470,027	1,997,713	(26%)

	$4,314,060	$6,752,227	(36%)

Attachment 7
Centex Corporation and Subsidiaries
Supplemental Financial Services Data
(Unaudited)

	Quarter Ended December 31,			Nine Months Ended December 31,
	2006	2005	Change	2006	2005	Change
CTX Mortgage Company
Originations
Builder	6,393	6,616	(3%)	18,887	18,480	2%

Retail	7,212	9,813	(27%)	23,868	35,028	(32%)

Total	13,605	16,429	(17%)	42,755	53,508	(20%)

Loan Volume (in billions)	$3.29	$3.74	(12%)	$10.14	$11.84	(14%)

Average Loan Size	$241,900	$227,500	6%	$237,100	$221,200	7%

Operating Profit per Loan	$1,212	$1,278	(5%)	$1,538	$1,177	31%

Attachment 8
Centex Corporation and Subsidiaries
Supplemental Financial Data — Debt-to-Capitalization Ratio
(Dollars in millions)
(Unaudited)

	As of December 31, 2006	As of March 31, 2006	As of December 31, 2005
Consolidated Debt/Capitalization (A)
Debt	$6,308	$6,059	$5,771
Minority Interests	293	532	539
Less Minority Interests on Lot Options (C)	(263)	(492)	(497)
Stockholders’ Equity	4,901	5,012	4,750

Capitalization	11,239	11,111	10,563
Less Unrestricted Cash	(60)	(47)	(78)

Net Capitalization	$11,179	$11,064	$10,485

Consolidated Debt-to-Capitalization Ratio	56.1%	54.5%	54.6%

Consolidated Net Debt-to-Capitalization Ratio (D)	55.9%	54.3%	54.3%

Debt/Capitalization, Excluding Financial Services (B)
Debt	$4,309	$3,982	$4,107
Minority Interests	292	531	537
Less Minority Interests on Lot Options (C)	(263)	(492)	(497)
Stockholders’ Equity	4,901	5,012	4,750

Capitalization	9,239	9,033	8,897
Less Unrestricted Cash	(51)	(37)	(66)

Net Capitalization	$9,188	$8,996	$8,831

Debt-to-Capitalization Ratio	46.6%	44.1%	46.2%

Net Debt-to-Capitalization Ratio (D)	46.3%	43.9%	45.8%

(A)	Consolidated capitalization includes debt, minority interest (excluding lot options), and stockholders’ equity, including Financial Services.

(B)	Capitalization includes debt, minority interest (excluding lot options), and stockholders’ equity. Capitalization presented above reflects Financial Services on an equity basis and does not include debt or minority interests attributable to Financial Services.

(C)	Pursuant to the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 46, “Consolidation of Variable Interest Entities,” as revised (“FIN 46”), the Company consolidates certain lot option agreements and records the deposit and remaining purchase price related to these options as land held under option agreements not owned with a corresponding increase in minority interests. These minority interests are excluded from the debt-to-capitalization ratio as the Company is not obligated to purchase the properties and pay these amounts.

(D)	Net debt-to-capitalization ratios are provided reflecting net capitalization, including net debt (debt less unrestricted cash), minority interest (excluding lot options), and stockholders’ equity. We believe this ratio reflects the debt/capitalization structure in a more inclusive manner as unrestricted cash could be applied to reduce debt at quarter end. See Attachment 2 for more information.
Debt-to-capitalization is a common financial ratio used in the homebuilding industry to evaluate debt capacity and leverage.

Attachment 9
Centex Corporation and Subsidiaries
Reconciliation of Housing/Home Building Operating Earnings
(Dollars in thousands)
(unaudited)

	Quarter Ended December 31,				Nine Months Ended December 31,
	2006		2005		2006		2005
HOME BUILDING

Revenues — Housing	$2,516,089	100.0%	$2,956,351	100.0%	$7,679,986	100.0%	$8,030,378	100.0%
Cost of Sales — Housing	(2,020,158)	(80.3%)	(2,080,742)	(70.4%)	(5,854,303)	(76.2%)	(5,676,908)	(70.7%)

Gross Margin — Housing	495,931	19.7%	875,609	29.6%	1,825,683	23.8%	2,353,470	29.3%

Selling, General & Administrative	(420,351)	(16.7%)	(421,327)	(14.2%)	(1,228,087)	(16.0%)	(1,181,024)	(14.7%)

Housing Operating Earnings (A)	75,580	3.0%	454,282	15.4%	597,596	7.8%	1,172,446	14.6%

Revenues — Land Sales & Other	71,162		47,299		215,149		260,858
Cost of Sales — Land Sales & Other	(392,758)		(45,560)		(662,605)		(196,115)

Gross Margin — Land Sales & Other	(321,596)		1,739		(447,456)		64,743

Other Income (Expense)	(46,165)		48,902		(36,476)		67,274

Operating Earnings (Loss)	$(292,181)	(11.3%)	$504,923	16.8%	$113,664	1.4%	$1,304,463	15.7%

	Fiscal Years Ending March 31,
	2007P		2006		2005
HOME BUILDING

Revenues — Housing	$10,575,000	100.0%	$11,920,634	100.0%	$9,007,148	100.0%
Cost of Sales — Housing	(8,225,000)	(77.8%)	(8,458,995)	(71.0%)	(6,486,709)	(72.0%)

Gross Margin — Housing	2,350,000	22.2%	3,461,639	29.0%	2,520,439	28.0%

Selling, General & Administrative	(1,625,000)	(15.3%)	(1,696,456)	(14.2%)	(1,301,606)	(14.5%)

Housing Operating Earnings (A)	725,000	6.9%	1,765,183	14.8%	1,218,833	13.5%

Revenues — Land Sales & Other	400,000		351,569		352,593
Cost of Sales — Land Sales & Other	(975,000)		(296,938)		(261,394)

Gross Margin — Land Sales & Other	(575,000)		54,631		91,199

Other Income (Expense)	(25,000)		85,998		68,786

Operating Earnings	$125,000	1.1%	$1,905,812	15.5%	$1,378,818	14.7%

(A)	Housing Operating Earnings is defined as housing revenues less housing cost of sales less selling, general & administrative expenses. Housing Operating Margin is defined as housing operating earnings divided by total housing revenues.